Exhibit 10.1

RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR THE TRUSTEES OF CHAMBERS STREET PROPERTIES
2013 EQUITY INCENTIVE PLAN

Eligible Person:
Number of RSUs Granted:
Grant Date:

1.Award. Pursuant to the Chambers Street Properties 2013 Equity Incentive Plan (the “Plan”), Chambers Street Properties (the “Company”) hereby grants to the Eligible Person named above the number of Restricted Share Units (“RSUs”) specified above. This award agreement (this “Agreement”) represents a promise to pay to the Eligible Person, subject to the restrictions and conditions set forth herein and in the Plan, a number of Common Shares equal to the number of RSUs.
2.Restrictions and Conditions. The RSUs are subject to restrictions as set forth herein and in the Plan.
3.Vesting of RSUs. The RSUs granted hereunder shall be fully vested upon grant.
4.Timing and Form of Payout. Subject to Section 6, the RSUs will be paid to the Eligible Person in the form of Common Shares on the first business day that occurs six months after the Eligible Person ceases to serve as a Trustee of the Company.
5.Voting Rights and Dividends. Until such time as the RSUs are paid out in Common Shares, the Eligible Person shall not have voting rights. However, an amount equal to the dividends and other distributions that would have been paid with respect to the Common Shares covered by the RSUs had such Common Shares been outstanding shall be paid at the same time and in the same form as the dividends or distributions.
6.Change in Control. In the event of a change in the ownership or effective control of the Company (as defined in Treasury Regulation Section 1.409A-3(a)(5)), all RSUs shall be paid in the form of Shares immediately prior to consummation of the change.
7.Continuation of Service as Trustee. This Agreement shall not confer upon the Eligible Person any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company's right to terminate the Eligible Person's service at any time. A Trustee “ceases to serve as a Trustee of the Company” on the date he incurs a “separation from service” (as defined in Treasury Regulation Section 409A-1(h)).
8.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

9.Transferability. This Agreement is personal to the Eligible Person, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution in accordance with the Plan.

Chambers Street Properties

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

By:
Name: